UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2012

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, Suite 324
San Francisco, CA  94105
(Address of principal executive offices, with zip code)

(415) 348-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2012, the Board of Directors of LookSmart, Ltd. (the “Company”) approved an amendment to the Rights Agreement originally entered into on August 23, 2012 (the “Rights Agreement”), with Computershare Trust Company, N.A., as rights agent (the “Amendment”). The Amendment exempts the tender offer proposed by PEEK Investments LLC from the Rights Agreement if consummated prior to 5:00 p.m. New York City time on January 14, 2013, provided the tender offer is in exchange for an amount, in cash, equal to or greater than $1.00 per share of the Company’s common stock.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Amendment to Rights Agreement dated as of December 20, 2012 among LookSmart, Ltd. and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

	By:	/s/ William O’Kelly
William O’Kelly
Senior Vice President
Operations and Chief Financial Officer

Date: December 20, 2012

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Amendment to Rights Agreement dated as of December 20, 2012 among LookSmart, Ltd. and Computershare Trust Company, N.A.